UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2011

Lumber Liquidators Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33767	27-1310817
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 John Deere Road Toano, Virginia	23168
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 259-4280

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2011, Lumber Liquidators Holdings, Inc. (the “Company”) and Robert M. Lynch, the Company’s current President and Chief Operating Officer, entered into an amendment (the “Amendment”) to Mr. Lynch’s Executive Employment Agreement, dated December 17, 2010 (the “Employment Agreement”).

The Amendment, effective January 1, 2012, modifies the Employment Agreement to reflect Mr. Lynch’s previously announced appointment as the Company’s President and Chief Executive Officer, effective January 1, 2012. The Amendment also provides that the increase in Mr. Lynch’s base salary from $500,000 to $550,000 contemplated in March 2012 under the terms of the Employment Agreement will be effective January 1, 2012. In addition, the Amendment increases Mr. Lynch’s yearly bonus eligibility from 75% of base salary to 100% of base salary, consistent with the Company’s historical incentive opportunities for the Chief Executive Officer position.

The Amendment is attached as Exhibit 10.1 to this report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amendment to Executive Employment Agreement with Robert M. Lynch, dated December 21, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUMBER LIQUIDATORS HOLDINGS, INC.
(Registrant)

Date: December 21, 2011	By:	/s/ E. Livingston B. Haskell
E. Livingston B. Haskell
Secretary and General Corporate Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Executive Employment Agreement with Robert M. Lynch, dated December 21, 2011.